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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into on May 11, 1994, effective as of May 1, 1994, by and between Washington Real Estate Investment Trust (hereinafter "the Trust"), a real estate investment trust organized under the laws of the District of Columbia, and Edmund B. Cronin, Jr. (hereinafter the "Executive").

         WHEREAS, the Executive desires to obtain employment with the Trust; and

         WHEREAS, the Trust desires to employ the Executive upon the terms and conditions hereinafter provided; and

         WHEREAS, the Executive knowingly and voluntarily agrees to accept employment with the Trust under such terms and conditions;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

         1.      EMPLOYMENT

                 The Trust hereby employees the Executive as its President and Chief Operating Officer, to perform and discharge such services and duties as are reasonably assigned from time to time by the Trust's Chief Executive Officer or Board of Trustees, including without limitation direct authority over leasing and property management activities and the normal duties of a chief operating officer. The Executive agrees to accept such employment under the terms and conditions herein, and to devote his full and best efforts, energies and abilities to the Trust on a full-time basis. In addition to his employment hereunder, not later than September 30, 1994 the Board of Trustees of the Trust will consider whether the Executive should be added to the Board of Trustees.

         2.      TERM

                 The term of this Agreement shall commence on May 1, 1994 and shall continue for a period of two years and eight months, through December 31, 1996, unless sooner terminated pursuant to

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the provisions of Section 11 herein.  It is understood and agreed that during the first month of the term of this Agreement, May 1994, the Executive shall work on a half-time basis, and that during said month he shall be paid at one-half of the salary rate specified in Section 3 below. The Executive shall assume full-time duties hereunder effective June 1, 1994.

         3.      COMPENSATION

                 As compensation for services rendered by the Executive during the term of this Agreement, the Trust shall pay him a base salary at the rate of two hundred seventy-five thousand dollars ($275,000.00) per annum, payable in installments in accordance with the Trust's policy governing salary payments to executive employees generally, except that during the first month of the term of this Agreement, the Executive shall work and be paid on a half-time basis. On or about January 2nd of every year during the term of this Agreement, the Executive's compensation will be subject to review by the Compensation Committee of the Trust's Board of Trustees, in the same manner as all other officers of the Trust, it being understood that during the term of this Agreement the Executive's base salary shall not ever be less than the rate of two hundred seventy-five thousand dollars ($275,000.00) per annum. Except as specifically provided for otherwise herein, the Executive shall not be entitled to salary or other compensation from the Trust for periods of time that he is not actively working for the Trust.

         4.      BENEFITS

                 The Executive shall be entitled to the following benefits, which shall be provided in accordance with the Trust's policies:

                 a.   INSURANCE

                 The Executive shall be eligible to participate in group health, hospitalization, welfare and life insurance plans and all other programs granted to executives of the Trust in accordance with its customary practices, procedures and policies as they may be amended from time to time ("Customary Practices"). The Trust shall furnish to the Executive





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         information concerning the Trust's medical and hospital insurance, life insurance and disability insurance.

                 b.       VACATION, HOLIDAYS AND SICK LEAVE

                 The Executive shall be entitled to three (3) weeks of paid vacation per year of employment with the Trust. The Executive shall also be entitled to paid holidays and sick leave in accordance with the Trust's Customary Practices.

                 c.       PENSION PLAN

                 The Executive shall be eligible to participate in the Trust's pension plan in accordance with the terms of said plan.

         5.      STOCK OPTIONS

                 a.       INCENTIVE STOCK OPTIONS (QUALIFIED)

                 In December 1994, December 1995 and December 1996, the Executive shall, except at any such time when he is not employed by the Trust, be granted incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to purchase one hundred thousand dollars ($100,000) worth (which worth is based on the exercise price) of shares of beneficial interest ("Shares") in the Trust at an exercise price per Share equal to the market value of the Shares on the date of grant. Such grants shall be made at the same time option grants are made to other Trust executives, and they shall be issued pursuant to and shall be subject to the terms and conditions of Incentive Stock Option Agreements in the form attached hereto and incorporated by reference herein as Appendix A and to the terms and conditions of the Trust's 1991 Incentive Stock Option Plan.

                 b.       NONQUALIFIED STOCK OPTIONS

                 In December 1994, December 1995 and December 1996, the Executive shall, except at any such time when he is not employed by the Trust, be granted nonqualified stock options to purchase a number of Shares in the Trust with a then-current value (which value is based on the exercise price)





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equal to the difference between his base salary rate at the time of the grant and one hundred thousand dollars ($100,000), at an exercise price per Share equal to the market value of the Shares on the date of the grant, provided that, with respect to the nonqualified stock options issued in December 1994, the exercise price per Share shall be based upon the market value of the Shares as of June 1, 1994. Such nonqualified stock options shall be issued at the same time as the aforesaid incentive stock options, and shall be pursuant to NonQualified Stock Option Agreements in the form attached hereto and incorporated by reference herein as Appendix B.

                 c.       REGISTRATION

                 In the event the Executive is employed by the Trust upon attainment of age 65, at the request of the Executive, the Trust shall file with the Securities and Exchange Commission a registration statement on Form S-8, or its then-current equivalent, covering (i) any otherwise unregistered Shares then held by the Executive and his family or heirs or distributees as a result of the exercise of any of the options granted pursuant to this Section 5 and (ii) any Shares issuable to the Executive upon the exercise of any unexercised options granted pursuant to this Section 5.

         6.      EXPENSES

                 The Trust shall reimburse the Executive for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder, in accordance with its Customary Practices, and provided they are vouchered in a form satisfactory to the Internal Revenue Service for the deduction of such expenses. Notwithstanding the foregoing, the Executive shall not be reimbursed by the Trust for automobile expenses.

         7.      COMPLIANCE WITH OTHER AGREEMENTS

                 The Executive represents and warrants that his performance hereunder shall not conflict with any other agreements to which he was or is a party. He further represents and warrants that he will not use in his performance hereunder any information, material or documents of a former employer which





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are trade secrets or are otherwise confidential or proprietary to said employer, unless he has first obtained written authorization from such former employer for their possession or use.

         8. EXCLUSIVE SERVICES, CONFIDENTIAL INFORMATION, BUSINESS OPPORTUNITIES AND NON-SOLICITATION

                 a.       EXCLUSIVE SERVICES

                          (i)     Except as otherwise specified in subsection
(iii) below, or in the second sentence of Section 2 above, during the term of his employment, the Executive shall at all times devote his entire time, attention, energies, efforts and skills to the business of the Trust, and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the express written permission of the Trust, provided that such prior permission shall not be required with respect to the Executive's charitable, eleemosynary, philanthropic or professional association activities.

                          (ii)    Except as otherwise specified in subsection
(iii), below, the Executive shall not, without prior written permission of the Trust, directly or indirectly, either as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner, owner or in any other capacity, on his own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to the best of his knowledge, is about to become, engaged in real estate investment, development or finance. Notwithstanding the foregoing, the Executive shall be permitted to own passive investments (not exceeding five percent (5%) of the equity securities of any investee) in publicly-held companies, provided that the Executive shall disclose to the Trust any such investments in companies primarily engaged in real estate investment, finance or development.

                          (iii)   Attached as Appendix C hereto is a list of all
businesses in which the Executive, directly or indirectly, has during the last three years performed services as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner or in any other capacity, on his own behalf or otherwise. Appendix C sets forth the manner in which the Executive has been so connected with





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or has had a financial interest in such businesses.  Appendix C also sets forth the manner in which the Executive has severed such relationships and holdings, or how and when the Executive will either sever or retain such relationships and holdings, including transactions involving his family members, trusts, rights, options or other agreements, and the amount of time, money, risk and other commitments of the Executive which may or could be involved in the future with respect to such businesses. Appendix C lists only the described relationships or activities of the Executive, and excludes clients or customers of the Executive's employer for which the Executive acted as a consultant, advisor, correspondent or in some other similar capacity and the disclosure of which would violate an understanding concerning confidentiality.

                 b.       CONFIDENTIAL INFORMATION

                          The Executive shall not at any time during or after
his employment with the Trust disclose or use, directly or indirectly, any confidential or proprietary information of the Trust or its affiliates. For the purposes of this Agreement, "confidential or proprietary information" shall mean all information disclosed to the Executive, or known by him as a consequence of or through his employment with the Trust, where such information is not generally known in the trade or industry or was regarded or treated as confidential by the Trust, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of the Trust or its affiliates. Such information includes, but is not limited to, business and development plans (whether contemplated, initiated or completed), development sites, business contacts, methods of operation, results of analysis, tenant lists, business forecasts, financial data, costs, revenues, and similar information. Upon termination of this Agreement, the Executive shall immediately return to the Trust all of its property and confidential and proprietary information which is in tangible form, and all copies thereof.





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                 c.       BUSINESS OPPORTUNITIES

                          During the term of his employment, the Executive
shall promptly disclose to the Trust each business opportunity of a type which, based upon its prospects and relationship to the business of the Trust or its affiliates, it might reasonably consider pursuing. In the event that the Executive's employment is terminated for any reason, the Trust or its affiliates shall have the exclusive right to participate in or undertake any such opportunity on their own behalf without any involvement by the Executive.

                 d.       NON-SOLICITATION OF EMPLOYEES AND TENANTS

                          The Executive agrees that during the term of his
employment, and for a period of two (2) years after termination of such employment, he shall not, except in the course of his duties hereunder, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person to leave the employ of the Trust or its affiliates, or solicit or offer employment to any person who was employed by the Trust at any time during the twelve-month period preceding the solicitation or offer. The Executive further agrees that for a period of two (2) years after the termination of his employment for any reason, he will not directly or indirectly solicit any person or entity who, as of the termination date, was a tenant of the Trust or was in negotiation to become a tenant of the Trust to move from a location owned by the Trust to a location not owned by the Trust, or in the case of a person or entity in negotiation to become a tenant of the Trust, to move to a location not owned by the Trust, instead of a location owned by the Trust.

                 e.       SPECIFIC PERFORMANCE

                          The Executive agrees that in the event of his breach
of any of the provisions of this Section 8, the remedies available at law to the Trust would be inadequate and in lieu thereof or in addition thereto the Trust shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief. The Executive agrees not to enter into any agreement, either written





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or oral, which may conflict with this Agreement, and he authorizes the Trust to make known the terms of Sections 8, 9 and 10 of this Agreement to any person or entity, including, but not limited to, tenants of the Trust or future employers of the Executive.

         9.      CONFLICTS OF INTEREST

                 At any time while serving as an employee or trustee (or both) of the Trust, the Executive shall refrain from engaging in any activity, practice or act which conflicts with, or has the potential to conflict with, the interests of the Trust, and he shall avoid any acts or omissions which are disloyal, disruptive, competitive with or damaging to the Trust, specifically including, but not limited to, any such acts or omissions involving persons or entities listed on Appendix C attached hereto. By way of example only, the Executive shall not, directly or indirectly, in any capacity, on his own behalf or on behalf of any other person or entity: 1) participate or be involved in the actual or potential acquisition of any real property by purchasers other than the Trust for other than the Executive's personal use, which real property the Trust might be interested in acquiring; 2) participate in discussions with any tenants or potential tenants concerning the actual or potential rental of property which is or might be in competition with the Trust from landlords other than the Trust; 3) divert, refer or solicit individuals whom the Trust employs or might consider employing for employment with other employers, except for employees who have been or are being terminated by the Trust involuntarily;
4) subject to the fiduciary duties which he owes to the Trust, participate or be involved in any attempt to gain stock control of the Trust, ; or 5) except as specifically permitted in Section 8(a)(ii) above, or as otherwise may be approved in writing by the Board of Trustees of the Trust, invest or become an owner, partner, shareholder or officer in any business enterprise which competes with the actual or intended business activities of the Trust.

         10.     RELATIONSHIP WITH H.G. SMITHY COMPANY

                 Upon or prior to the execution of this Agreement, the Executive will resign all positions he may hold as an officer, director or employee with H.G. Smithy Company and its affiliated entities





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(collectively "Smithy").  At any time while serving as an employee, officer and/or trustee of the Trust, the Executive shall have no direct or indirect business interest in or business relationship with Smithy, except the share ownership described in Appendix C attached hereto, and shall give an irrevocable proxy with respect to voting all shares he owns in Smithy to a person who is from time to time selected by him and approved by the Trust, which approval shall not unreasonably be withheld. The Executive will attempt to sell or otherwise dispose of any and all of his stock and other interests in Smithy as soon as it is reasonably possible to do so on a commercially reasonable basis and in no event more than three years from the date hereof, and will keep the Trust informed of his efforts on a continuing basis.

         11.     TERMINATION

                 a.       BY THE TRUST

                          (i)     TERMINATION FOR CAUSE

                                  The Trust may terminate the employment of the
Executive at any time by written notice prior to the expiration of the term of this Agreement for cause. For purposes of this Agreement, the term "cause" means any one or more of the following: 1) conduct by the Executive which is illegal, dishonest, fraudulent or disloyal; 2) conduct by the Executive which jeopardizes the Trust's right or ability to operate its business; 3) the breach or violation by the Executive of any of the material provisions of this Agreement, provided that the Executive must first be given notice by the Trust of the alleged breach or violation and a reasonable opportunity promptly and diligently to cure said alleged breach or violation; 4) the Executive's use of illegal drugs or abuse of alcohol or drugs which impairs the Executive's ability to perform his duties hereunder; 5) the breach of any fiduciary duties the Executive owes to the Trust; 6) the Executive's knowing and willful neglect of duties or gross negligence in the performance of his duties which materially affects the business of the Trust, provided that the Executive must first be given notice by the Trust of such alleged neglect or negligence and a reasonable opportunity promptly and diligently to cure said alleged neglect or negligence; and 7) conduct by the





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Executive constituting a material conflict of interest as defined in Section 9 above. To provide the Executive with an opportunity to exercise the then-exercisable portion of his incentive stock options granted hereunder, in the event of termination pursuant to clauses 1, 2, 4, 5 or 7 above the termination shall be effective three (3) business days after the date the Executive receives notice of termination, but the Executive shall be relieved of all of his duties hereunder in the interim.

                          (ii)    TERMINATION WITHOUT CAUSE

                                  The Trust may, in its sole discretion,
without any cause whatsoever, terminate the Executive's employment by providing him with 30 days' prior written notice at any time during the term hereof. In the event the Trust exercises its right of termination, the Trust shall provide the Executive with a severance benefit (payable in equal monthly installments) equal to the salary the Executive would have received in the remainder of the term through December 31, 1996, plus the continuation of medical and hospitalization benefits during said period. If the Trust exercises its right of termination pursuant to this subparagraph (ii), the Executive shall not be entitled to the accrual or provision of any benefits other than the severance benefit described above for the period after the date of termination, including without limitation new pension contributions or new pension rights or new stock options. For the purposes of this Section 11(a)(ii), the Executive shall be deemed to have been terminated without cause if he resigns his employment because : 1) he has not been appointed to the Trust's Board of Trustees by December 31, 1994; or 2) the Trust willfully, substantially and consistently fails or refuses to provide the Executive with meaningful authority over and involvement in the Trust's leasing and property management operations or fails to consult with him about acquisitions, major capital expenditures and finance, including debt and equity raised publicly or privately or both, over which the Chief Executive Officer will maintain authority. In any proceeding in which there is a disagreement as to whether the Executive resigned for the second reason specified in the preceding sentence, the Executive shall have the burden of proving the existence of such reason.





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                 b.       DEATH OR DISABILITY

                          The Executive's employment shall be terminated in the
event of his death or 30 days after notice from the Trust's Board of Trustees in the event of his disability. The term "disability" shall mean inability of the Executive to perform all of the essential functions of his position hereunder as determined by the Trust for a period of 26 consecutive weeks or for an aggregate of 150 work days during any 12-month period by reason of illness, accident or any other physical or mental incapacity, as may be permitted by applicable law.

                 c.       BY THE EXECUTIVE

                          The Executive may, in his sole discretion, terminate
this Agreement without any cause whatsoever upon 120 days' written notice to the Trust. In the event that the Executive exercises his right of termination hereunder, the Trust may, at its option, at any time after receiving such notice from the Executive, relieve him of his duties and terminate this Agreement at any time prior to the expiration of said notice period. If this Agreement is terminated by the Executive or the Trust pursuant to this section, unless the Executive is deemed pursuant to Section 11 (a)(ii) to have been terminated without cause by the Trust, the Executive shall not be entitled to the accrual or provision of any benefits for the period following the termination date, including without limitation any of the severance benefits described in Section 11(a)(ii) above.

         12.     ARBITRATION

                 Whenever a dispute arises between the parties concerning this Agreement or any of the obligations hereunder, or the Executive's employment generally, the parties shall use their best efforts to resolve the dispute by mutual agreement. If such a dispute cannot be so resolved, it shall be submitted to arbitration to the exclusion of all other avenues of relief and adjudicated pursuant to the American Arbitration Association's Rules for Commercial Arbitration then in effect. The decision of the arbitrator must be in writing and shall be final and binding on the parties, and judgment may be entered on the





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arbitrator's award in any court having jurisdiction thereof.  The arbitrator's authority in granting relief to the Executive shall be limited to an award of compensation, benefits, stock options and unreimbursed expenses as described in Sections 3, 4, 5 and 6 above, and the arbitrator shall have no authority to award other types of damages or relief to the Executive, including but not limited to consequential or punitive damages. The arbitrator shall also have no authority to award consequential or punitive damages to the Trust for violations of this Agreement by the Executive. The expenses of the arbitration shall be borne equally by the parties, and each party shall be responsible for his or its own costs and attorneys' fees. Nothing in this Section shall be construed to derogate the Trust's right to seek legal and equitable relief in a court of competent jurisdiction as contemplated by Section 8(e) hereof.

         13.     NON-WAIVER

                 It is understood and agreed that one party's failure at any time to require the performance by the other party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

         14.     SEVERABILITY

                 In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof.

         15.     SURVIVABILITY

                 Upon termination or expiration of this Agreement, the provisions of Sections 5(c), 8(b) and 8(d) shall nevertheless remain in full force and effect.





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         16.     GOVERNING LAW

                 This Agreement shall be interpreted, construed and governed according to the laws of the State of Maryland, without regard to the conflicts of law provisions thereof.

         17.     HEADINGS AND CAPTIONS

                 The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

         18.     DISCLAIMER OF INDIVIDUAL LIABILITY OF TRUSTEES AND SHAREHOLDERS

                 Each and every agreement made by the Trust in this Agreement is binding only upon the Trust and upon the Trustees of the Trust in their capacity as Trustees, and is not binding upon the Trustees of the Trust in their individual capacities or upon holders of the shares of beneficial interest in the Trust (the "Shareholders"). The Trustees of the Trust are acting herein in their representative or fiduciary capacity pursuant to the Declaration of Trust dated as of November 18, 1960, as amended, establishing the Trust for the benefit of the Shareholders. The Shareholders shall in no way be held liable for any agreement, debt, demand or liability incurred by or under the authority of the Trustees and no such agreement, debt, demand or liability shall have any force and effect against the Shareholders or their respective successors or assigns nor shall any such agreement, debt, demand or liability have any force and effect against the Trustees individually or against their respective legal representatives, distributees or assigns. The Executive agrees for himself and his legal representatives that the Shareholders and the Trustees shall not be personally liable under this Agreement or any written agreement, undertaking or obligation made or issued on behalf of the Trust pursuant to, or in connection with, this Agreement, that the Executive will look solely to the assets of the Trust for any claim which he may have hereunder and that he shall assert no claim against the Shareholders or against the Trustees in their individual capacity.





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         19.     ENTIRE AGREEMENT

                 This Agreement contains and represents the entire agreement of the parties and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in a writing signed by both the Executive and the Trust. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not specifically set forth herein.

         20.     ASSIGNABILITY

                 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and assigns.

         21.     NOTICES

                 All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed:

                 (a) if to the Trust, to B. Franklin Kahn, Chairman, Washington Real Estate Investment Trust, 10400 Connecticut Avenue, Concourse Level, Kensington, MD 20895 with a copy to: David M. Osnos, Esquire, Arent Fox Kintner Plotkin & Kahn, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5339 or (b) if to the Executive, to his last known home address on file with the Trust with a copy to Martin D. Krall, Esquire, Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C., 20037-1128; or to such other address as either party shall have furnished to the other in writing.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, to be effective as of the day and year first above written.

                                         WASHINGTON REAL ESTATE
                                         INVESTMENT TRUST


/s/ Edmund B. Cronin, Jr.                By:/s/ B. Franklin Kahn
- ----------------------------                ------------------------------------
Edmund B. Cronin, Jr.                       B. Franklin Kahn
                                            Chairman and Chief Executive Officer


Date:  5/11/94                           Date:  5/11/94
     ------------                             --------------------





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